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                                                                    EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Too, Inc. (the "Company"), on Form 10-K for the fiscal year ended February 1, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael
W. Rayden, President, Chief Executive Officer and Chairman of the Board of Directors of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

                (1)     The Report fully complies with the requirements of
section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

        A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO TOO, INC. AND WILL BE RETAINED BY TOO, INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.


Dated: April 9, 2003
                                      /s/ Michael W. Rayden
                                     -------------------------------------------
                                     Michael W. Rayden
                                     Chairman of the Board, President, and
                                     Chief Executive Officer






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